		Actual			Projected*
Income Statement (summary)		2008**	2009/ 2010	2010/ 2011	2011/ 2012	2012/ 2013
Revenue
	Licence	$10,646	$9,615	$8,044	$29,603	$45,771
	Service	$7,892	$7,131	$5,264	$12,904	$14,750
	Maintenance	$12,507	$12,113	$9,616	$10,690	$12,307
	Subscription	-	-	-
	Other	$3,736	$2,726	$4,783	$12,429	$43,839
Total Revenue		$34,780	$31,585	$27,707	$65,626	$116,667

	TCOGS	$10,576	$11,324	$14,082	$8,868	$12,650
Gross Profit		$24,204	$20,261	$13,625	$56,758	$104,017
	SG&A	$19,666	$19,033	$15,918	$50,214	$73,488
Earnings before Interest & Taxes (EBIT)		$4,538	$1,228	$-2,293	$6,544	$30,529

	Other Income/ Expenses	- 625	454	2,394
	Interest expenses	- 124	- 219	- 454

Earnings before Taxes (EBT)		$3,789	$1,463	$-353	$6,544	$30,529

	Taxes	$-1,105	$-44	$-3,283

Net Earnings after tax		$2,684	$1,419	$-3,636	$6,544	$30,529
	Depreciation & Amortization	2,693	3,011	4,036	4,104	5,330
EBITDA		$7,231	$4,239	$1,743	$10,648	$35,859

EBIT DA Reconciliation:

Net Earnings after tax		$2,684	$1,419	$-3,636	$6,544	$30,529
Depreciation & Amortization		$2,693	$3,011	$4,036	$4,104	$5,330
Other Income		$625	$-454	$-2,394	$-	$-
Interest Expenses		$124	$219	$454	$-	$-
Taxes		$1,105	$44	$3,283	$-	$-
EBITDA		$7,231	$4,239	$1,743	$10,648	$35,859

Licence, Service, Maintenance Growth		N/A	-7%	-21%	132%	37%
Subscription Growth		N/A	N/A	N/A	N/A	N/A
Gross margin		70%	64%	49%	86%	89%
SG&A / sales		57%	60%	57%	77%	63%
EBITDA / sales		21%	13%	6%	16%	31%

*: Reconciled to non-GAAP numbers in March 2011 Presentation. Projections have since changed.
**: GBS AG according to US-GAAP

		Actual			Projected*
Income Statement (summary)		2008**	2009/ 2010	2010/ 2011	2011/ 2012	2012/ 2013
Revenue
	Licence	$10,646	$9,615	$8,044	$17,410	$66,040
	Service	$7,892	$7,131	$5,264	$21,334	$40,748
	Maintenance	$12,507	$12,113	$9,616	$13,008	$11,663
	Subscription	-	-	-	-	-
	Other	$3,736	$2,726	$4,783	$5,066	$5,186
Total Revenue		$34,780	$31,585	$27,707	$58,818	$123,638

	TCOGS	$10,576	$11,324	$14,082	$21,021	$45,743
Gross Profit		$24,204	$20,261	$13,625	$35,797	$77,896
	SG&A	$19,666	$19,033	$15,918	$33,915	$42,866
Earnings before Interest & Taxes (EBIT)		$4,538	$1,228	$-2,293	$1,882	$35,030

	Other Income/ Expenses	- 625	454	2,394	1,534	1,545
	Interest expenses	- 124	- 219	- 454	- 350	- 200

Earnings before Taxes (EBT)		$3,789	$1,463	$-353	$3,066	$36,375

	Taxes	$-1,105	$-44	$-3,283	$-920	$-10,912

Net Earnings after tax		$2,684	$1,419	$-3,636	$2,146	$25,463
	Depreciation & Amortization	2,693	3,011	4,036	4,613	5,004
EBITDA		$7,231	$4,239	$1,743	$6,495	$40,034

EBIT DA Reconciliation:

Net Earnings after tax		$2,684	$1,419	$-3,636	$2,146	$25,463
Depreciation & Amortization		$2,693	$3,011	$4,036	$4,613	$5,004
Other Income		$625	$-454	$-2,394	$-1,534	$-1,545
Interest Expenses		$124	$219	$454	$350	$200
Taxes		$1,105	$44	$3,283	$920	$10,912
EBITDA		$7,231	$4,239	$1,743	$6,495	$40,034

Licence, Service, Maintenance Growth		N/A	-7%	-21%	126%	129%
Subscription Growth		N/A	N/A	N/A	N/A	N/A
Gross margin		70%	64%	49%	61%	63%
SG&A / sales		57%	60%	57%	58%	35%
EBITDA / sales		21%	13%	6%	11%	32%

*: Projection as per 2010
**: GBS AG according to US-GAAP